CLYDE BAILEY, P.C.
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www.clydecpa.com                           Certified Public Accountant
clyde@clydecpa.com                         10924 Vance Jackson #404
                                           San Antonio, Texas 78230
www.clydebaileypc.com                      (210) 699-1287 (ofc)
clyde@clydebaileypc.com                    (888) 699-1287 (210)691-
2911(fax)
                                           Member: American Insitute of
CPA's
                                                   Texas Society of CPA's



Board of Directors
Natalma Industries, Inc.





October 8, 2001


I consent to the use, of my report dated September 5, 2001, in the Form SB2, on the financial statements of Natalma Industries, Inc., dated June 30, 2001, included herein and to the references made to me.



/s/ Clyde Bailey